Exhibit 99.1

Contact:
Eric Martin, Director of Investor Relations (404) 745-2889

CARTER’S REPORTS 25% INCREASE IN FOURTH QUARTER SALES AND RECORD EARNINGS FOR THE QUARTER AND FISCAL 2004

ATLANTA, February 22, 2005/ PRNewswire-FirstCall/ — Carter’s, Inc. (NYSE: CRI), the largest branded marketer of apparel for babies and young children in the United States, today reported its fourth quarter and annual results for fiscal 2004.

Net sales in the fourth quarter of fiscal 2004 increased 25.3% to $232.7 million from $185.7 million in the fourth quarter of fiscal 2003.  The increase in net sales was driven by growth in all channels.  Net income for the fourth quarter of fiscal 2004 was $15.0 million, or $0.50 per diluted share as compared to $1.6 million, or $0.06 per diluted share for the fourth quarter of fiscal 2003.  Pro forma net income, which includes adjustments related to certain closure costs and the Company’s initial public offering in fiscal 2003, further described below, increased 37.7% to $15.0 million, or $0.50 per diluted share for the fourth quarter of fiscal 2004 as compared to pro forma net income of $10.9 million in the fourth quarter of fiscal 2003, or $0.37 per diluted share.

Net sales for fiscal 2004 increased 16.9% to $823.1 million from $703.8 million for fiscal 2003.  Net income for fiscal 2004 was $49.7 million, or $1.66 per diluted share, as compared to $23.3 million, or $0.92 per diluted share for fiscal 2003.  Pro forma net income increased 38.5% to $50.0 million, or $1.67 per diluted share for fiscal 2004 compared to pro forma net income of $36.1 million, or $1.22 per diluted share for fiscal 2003.

Fred Rowan, Chairman of the Board of Directors and Chief Executive Officer of Carter’s said, “We have achieved record results in all channels of distribution by strengthening the Carter’s brand, focusing on high-quality, essential core products and successfully building our presence in the mass channel.  We have built a diversified platform for growth which supports continued market leadership in 2005.”

Fourth quarter sales were driven by sales to the mass channel which increased $16.8 million, or 76.0%, from $22.2 million in the fourth quarter of fiscal 2003 to $39.0 million in the fourth quarter of fiscal 2004.  This increase reflects additional floor space, productivity gains, and new store openings at both Wal-Mart and Target.  Also contributing to this growth was an increase in wholesale sales of $16.5 million, or 18.0%, from $91.3 million to $107.8 million and an increase in retail store sales of $13.7 million, or 19.0%, from $72.2 million to $85.9 million.  The increase in retail store sales was driven by a 13.0% increase in comparable store sales and incremental revenue from new store openings.  During the fourth quarter of fiscal 2004, the Company opened three stores.

The growth in net sales in fiscal 2004 was driven by a $62.2 million, or 74.3%, increase in sales to the mass channel from $83.7 million in fiscal 2003 to $145.9 million in fiscal 2004.  This growth in the mass channel was driven by a full year of sales of our Child of Mine brand to Wal-Mart and increased sales to Target.  Our wholesale sales increased 8.1%, or $28.9 million, from $356.9 million to $385.8 million as a result of growth in all of the Company’s baby, sleepwear, and playwear product categories.  The Company’s retail store sales for fiscal 2004 increased 10.7%, or $28.2 million, from $263.2 million to $291.4 million due to a 6.2% increase in comparable store sales and incremental revenue from new store openings.  During fiscal 2004, the Company opened 11 stores and had a total of 180 retail stores at January 1, 2005.

Cash flow from operations was $42.7 million in fiscal 2004 compared to $40.5 million in fiscal 2003, an increase of 5.4%, which reflects the growth in earnings, partially offset by increased inventory levels to support forecasted demand and higher levels of accounts receivable resulting from the growth in net sales.

Carter’s Business Outlook

This outlook is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

($ in millions, except EPS)	First Quarter 2005		Fiscal Year 2005
Net sales	$197 to $200	+8% to +10%	$890 to $905	+8% to +10%
Pro forma diluted EPS	$0.41 to $0.43	+15% to +20%	$1.92 to $2.00	+15% to +20%	(1)

(1)          Estimated increase in projected fiscal 2005 net income per share as compared to pro forma fiscal 2004 results of $1.67 per diluted share, which excludes $0.4 million in after-tax closure costs.

Carter’s will broadcast its quarterly conference call on February 23, 2005 at 8:30 a.m. EST.  To participate in the call, please dial (800) 810-0924.  For international calls, please dial (913) 981-4900.  To listen to the live broadcast over the internet, please log on to www.carters.com, go to “Investor Relations” and then click on the link, “Fourth Quarter Conference Call.”  A replay of the call will be available shortly after the broadcast through midnight EST, March 4, 2005, at (888) 203-1112, pass code 6981840, and archived on the Company’s website at the same location as the live webcast.

For more information on Carter’s, please visit www.carters.com.

Cautionary Language

Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2005 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include a decrease in sales to, or the loss of one or more of the Company’s key customers, deflationary trends in prices, disruptions in foreign supply sources, negative publicity, the loss of one or more of the Company’s major suppliers for raw materials, competition in the baby and young children’s apparel market, the Company’s leverage which increases the Company’s exposure to interest rate risk and could require the Company to dedicate a substantial portion of its cash flow to repay principal, the impact of governmental regulations and environmental risks applicable to the Company’s business, and seasonal fluctuations in the children’s apparel business.  These risks are described in the Company’s final prospectus dated September 23, 2004 under the headings “Risk Factors,”  “Business-Competition; Certain Risks” and “Statement Regarding Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Pro forma Net Income

In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided pro forma, non-GAAP financial measurements that present net income and net income on a per share basis with certain adjustments.  Pro forma results for fiscal 2004 exclude $0.4 million of after-tax restructuring charges related to the closures of the Company’s sewing facilities in Costa Rica and a distribution facility in Leola, Pennsylvania.  Pro forma results for fiscal 2003 and the fourth quarter of fiscal 2003 exclude the following after-tax charges: (1) a $4.1 million redemption premium related to the redemption of $61.3 million of senior subordinated notes; (2) the write-off of $1.7 million in related debt issuance costs; and (3) $1.6 million related to the termination of the management agreement with Berkshire Partners LLC.  Pro forma results for the fourth quarter and full year of fiscal 2003 reflect pro forma interest savings associated with the Company’s debt reduction completed in the fourth quarter of fiscal 2003 as if it had occurred at the beginning of fiscal 2003.  Also excluded in the pro forma results for the fourth quarter and full year periods of fiscal 2004 and 2003 are after-tax costs related to the closure of the Company’s offshore operations in Costa Rica, including accelerated depreciation in fiscal 2003.  These adjustments are set forth in the reconciliation of results in accordance with generally accepted accounting principles (GAAP) to the pro forma results shown in the table below.  The number of weighted average shares in the fourth quarter and full year of fiscal 2003 has been adjusted in the pro forma earnings per share calculations to give effect to the initial public offering and to treat the incremental shares sold as if they were outstanding for the periods presented.

The Company believes that the pro forma information in this release provides a meaningful comparison of its operational and financial results.  The pro forma, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The pro forma, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of our future condition or results of operations.  Also, this earnings release and the reconciliation from GAAP results to pro forma results can be found on the Company’s website at www.carters.com.

CARTER’S, INC.

GAAP VS. PRO FORMA RESULTS

(dollars in thousands, except for share data)

(unaudited)

	Three-month periods ended		Fiscal year ended
	January 1, 2005	January 3, 2004	January 1, 2005	January 3, 2004

Net income (GAAP)	$15,016	$1,625	$49,658	$23,278

Pro forma adjustments (net of tax):

Closure costs	15	1,000	373	1,070

Redemption premium on senior subordinated notes	—	4,063	—	4,063

Write-off of debt issuance costs	—	1,704	—	1,704

Termination of management agreement	—	1,587	—	1,587

Accelerated depreciation related to closures (included in cost of goods sold)	—	259	—	797

Pro forma interest expense savings	—	677	—	3,631

Pro forma net income	$15,031	$10,915	$50,031	$36,130

Diluted weighted average shares outstanding, as reported	30,077,042	28,688,507	29,927,957	25,187,492

Adjustment for initial public offering	—	1,125,515	—	4,344,465

Pro forma diluted weighted average shares outstanding	30,077,042	29,814,022	29,927,957	29,531,957

Diluted net income per share, as reported	$0.50	$0.06	$1.66	$0.92

Pro forma diluted net income per share	$0.50	$0.37	$1.67	$1.22

CARTER’S, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except for share data)

(unaudited)

	Three-month periods ended		Fiscal year ended
	January 1, 2005	January 3, 2004	January 1, 2005	January 3, 2004

Net sales	$232,737	$185,690	$823,121	$703,826

Cost of goods sold	148,426	116,547	525,082	448,540

Gross profit	84,311	69,143	298,039	255,286

Selling, general, and administrative expenses	57,082	49,368	208,756	188,028

Closure costs	31	926	620	1,041

Management fee termination	—	2,602	—	2,602

Royalty income	(3,105)	(2,876)	(12,362)	(11,025)

Operating income	30,303	19,123	101,025	74,640

Loss on extinguishment of debt	—	9,455	—	9,455

Interest expense, net	4,863	5,950	18,517	26,259

Income before income taxes	25,440	3,718	82,508	38,926

Provision for income taxes	10,424	2,093	32,850	15,648

Net income	$15,016	$1,625	$49,658	$23,278

Basic net income per common share	$0.53	$0.06	$1.77	$0.99
Diluted net income per common share	$0.50	$0.06	$1.66	$0.92
Basic weighted average number of shares outstanding	28,404,776	26,859,845	28,125,584	23,611,372
Diluted weighted average number of shares outstanding	30,077,042	28,688,507	29,927,957	25,187,492

CARTER’S, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except for share data)

(unaudited)

	January 1, 2005	January 3, 2004
ASSETS
Current assets:
Cash and cash equivalents	$33,265	$36,061
Accounts receivable, net	80,440	65,318
Inventories, net	120,792	104,760
Prepaid expenses and other current assets	4,499	6,625
Deferred income taxes	12,571	9,045

Total current assets	251,567	221,809

Property, plant, and equipment, net	53,187	50,502
Tradename	220,233	220,233
Cost in excess of fair value of net assets acquired	139,282	139,282
Licensing agreements, net	—	3,125
Deferred debt issuance costs, net	5,867	7,666
Other assets	2,829	3,485

Total assets	$672,965	$646,102

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$724	$3,336
Accounts payable	26,453	30,436
Other current liabilities	40,696	37,405

Total current liabilities	67,873	71,177

Long-term debt	183,778	209,377
Deferred income taxes	83,579	83,196
Other long-term liabilities	9,802	9,816

Total liabilities	345,032	373,566

Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at January 1, 2005 and January 3, 2004	—	—
Common stock, voting; par value $.01 per share; 40,000,000 shares authorized; 28,432,452 shares issued and outstanding at January 1, 2005; 27,985,360 shares issued and outstanding at January 3, 2004;	284	280
Additional paid-in capital	247,610	241,780
Deferred compensation	(95)	—
Retained earnings	80,134	30,476

Total stockholders’ equity	327,933	272,536

Total liabilities and stockholders’ equity	$672,965	$646,102